Atrion Reports Third Quarter Results

ALLEN, TX -- (Marketwired - November 05, 2015) - Atrion Corporation (NASDAQ: ATRI) today announced that for the third quarter of 2015 revenues totaled $37.4 million compared with $36.6 million for the same period in 2014. Operating income for the just-ended quarter was $11.6 million compared to $11.2 million in the same period of 2014. On a diluted per share basis, earnings for the period increased to $4.19 as compared to $3.91 for the same quarter of last year. Net income for the third quarter was $7.8 million as compared to $7.7 million in last year's third quarter.

Commenting on the results for the third quarter compared to the same period of 2014, David Battat, President and CEO, said, "We are pleased with the continuing growth of our Fluid Delivery and Cardiovascular products. Their combined revenues were up 10% and together they now account for 74% of our overall sales. Total revenue growth, however, was 2%, reflecting significant declines for the quarter in our two smallest product groups. For the next three quarters, we believe comparisons with the prior year results will continue to be skewed due to projected weakness in our Ophthalmology product line. We expect comparisons to improve by the third quarter of 2016." Mr. Battat added, "Operating income for the quarter was up 3%. Earnings per diluted share were up 7%. R&D investment was up 28% compared to the same period last year." Mr. Battat continued, "During the quarter, we continued to return excess cash to stockholders through repurchases of 14,808 shares at a cost of $5.6 million while also increasing our cash and short- and long-term investments by $4.1 million." Mr. Battat concluded, "With exports representing over 40% of our sales, we anticipate that our future growth in revenues and income will be modest so long as the international economic outlook remains weak and the U.S. dollar is strong."

Atrion Corporation develops and manufactures products primarily for medical applications. The Company's website is www.atrioncorp.com.

Statements in this press release that are forward looking are based upon current expectations and actual results or future events may differ materially. Such statements include, but are not limited to, Atrion's expectations regarding comparisons with prior year results through the third quarter of 2016, weakness in the Company's Ophthalmology product line and future growth in revenues and income. Words such as "expects," "believes," "anticipates," "intends," "should", "plans," "will" and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements involve risks and uncertainties. The following are some of the factors that could cause actual results or future events to differ materially from those expressed in or underlying our forward-looking statements: changing economic, market and business conditions; acts of war or terrorism; the effects of governmental regulation; competition and new technologies; slower-than-anticipated introduction of new products or implementation of marketing strategies; the Company's ability to protect its intellectual property; changes in the prices of raw materials; changes in product mix; and intellectual property and product liability claims and product recalls. The foregoing list of factors is not exclusive, and other factors are set forth in the Company's filings with the Securities and Exchange Commission.

                             ATRION CORPORATION
                UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
                   (In thousands, except per share data)

                                   Three Months Ended    Nine Months Ended
                                     September 30,         September 30,
                                 --------------------- ---------------------
                                    2015       2014       2015       2014
                                 ---------- ---------- ---------- ----------
Revenues                          $  37,381  $  36,625  $ 113,361  $ 108,069
Cost of goods sold                   18,997     18,587     57,668     55,234
                                 ---------- ---------- ---------- ----------
    Gross profit                     18,384     18,038     55,693     52,835
Operating expenses                    6,811      6,812     21,513     20,652
                                 ---------- ---------- ---------- ----------
    Operating income                 11,573     11,226     34,180     32,183

Interest income                         131        240        636        904
Other income                             --         12         --         13
                                 ---------- ---------- ---------- ----------
Income before income taxes           11,704     11,478     34,816     33,100
Income tax provision                (3,905)    (3,793)   (11,941)   (11,332)
                                 ---------- ---------- ---------- ----------
    Net income                    $   7,799  $   7,685  $  22,875  $  21,768
                                 ========== ========== ========== ==========

Income per basic share            $    4.25  $    3.94  $   12.34  $   11.08
                                 ========== ========== ========== ==========

Weighted average basic shares
 outstanding                          1,836      1,949      1,853      1,964
                                 ========== ========== ========== ==========

Income per diluted share          $    4.19  $    3.91  $   12.19  $   10.99
                                 ========== ========== ========== ==========

Weighted average diluted shares
 outstanding                          1,860      1,966      1,876      1,980
                                 ========== ========== ========== ==========

                             ATRION CORPORATION
                        CONSOLIDATED BALANCE SHEETS
                               (In thousands)

                                               Sept. 30,        Dec. 31,
ASSETS                                           2015             2014
                                           ---------------- ----------------
                                              (Unaudited)
Current assets:
  Cash and cash equivalents                 $        23,405  $        20,775
  Short-term investments                                114            3,084
                                           ---------------- ----------------
    Total cash and short-term investments            23,519           23,859
  Accounts receivable                                19,604           16,962
  Inventories                                        29,202           28,022
  Prepaid expenses and other                          2,788            4,720
  Deferred income taxes                                 573              573
                                           ---------------- ----------------
    Total current assets                             75,686           74,136

Long-term investments                                12,145           21,760

Property, plant and equipment, net                   62,242           62,516
Other assets                                         12,863           13,102
                                           ---------------- ----------------

                                            $       162,936  $       171,514
                                           ================ ================

LIABILITIES AND STOCKHOLDERS' EQUITY

  Current liabilities                                10,668            9,936
  Line of credit                                         --               --
  Other non-current liabilities                      13,057           12,008
  Stockholders' equity                              139,211          149,570
                                           ---------------- ----------------

                                            $       162,936  $       171,514
                                           ================ ================

Contact:
Jeffery Strickland
Vice President and Chief Financial Officer
(972) 390-9800